UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): March 13, 2008

NACEL ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

WYOMING	4911	20-4315791
(State or other Jurisdiction of	(Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

301 Thelma Drive #501, Casper, Wyoming		82609

(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		307-461-4221

SEC File Number: File No. 333-142860

Item 2.01 Completion of Acquisition or Disposition of Assets

The following acquisition of assets was completed as of March 13, 2008.

A brief description of the transaction:

Four wind power generation projects, including, Blue Creek TX, Channing Flats TX, Medicine Plain KS and Nacel Ridge, Dominican Republic; all associated legal records, project engineering documentation and meteorological data.

Acquired From:

Murray S. Fleming - Secretary, Treasurer and Director.

The consideration:

$1.00

The purchase price was not as a result of arms’-length negotiations. However, we believe that given the nominal price agreed by the Company and the Director, the consideration is less than would have been the price, if the acquisition was made from an independent third party.

The consideration came from the Company’s cash on hand.

Exhibits

10. Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NACEL ENERGY CORPORATION

By:	/s/ Brian Lavery
Brian Lavery
Date: March 17, 2008